Exhibit 10.20

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is entered into on this 12th day of November, 2010, by and among Sheffield Acquisition 1, Inc., a Delaware corporation (“Sub 1”), Sheffield Acquisition 2, Inc., a Delaware corporation (“Sub 2”), and Targeted Genetics Corporation, a Washington corporation (“Parent”).

RECITALS:

A.           The boards of directors of Sub 1, Parent and Sub 2 have each determined that it is advisable and in the best interests of each corporation and its respective stockholders for Sub 1 and Sub 2 to combine into a single company through the statutory merger of Sub 2 with and into Sub 1 (the “Merger”).

B.           In furtherance thereof, the board of directors of each of Sub 1, Parent and Sub 2 has approved this Agreement and the Merger in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), including Section 251(g) of the DGCL, and upon the terms and conditions set forth in this Agreement, pursuant to which certain shares of capital stock of Sub 1 outstanding immediately prior to the Effective Time will be converted into the right to receive shares of capital stock of Parent, as set forth herein.

C.            As of the date hereof, Parent holds of record all of the outstanding shares of Sub 2 capital stock.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

THE MERGER

1.1           The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, Sub 2 shall be merged with and into Sub 1, the separate existence of Sub 2 shall cease and Sub 1 shall continue as the surviving entity. Sub 1, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2           Effective Time. Upon authorization and execution of this Agreement by the parties, the parties hereto shall file a Certificate of Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Secretary of State”). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware (the “Effective Time”).

1.3           Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Sub 2 shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub 2 shall become the debts, liabilities and duties of the Surviving Corporation.

1.4           Certificate of Incorporation; Bylaws.

(a)          At the Effective Time, the Certificate of Incorporation of Sub 1, as in effect immediately prior to the Effective Time (the “Certificate of Incorporation”), shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until amended as provided by the DGCL.

(b)          The Bylaws of Sub 1, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Bylaws of the Surviving Corporation, until thereafter amended as provided by the DGCL, the Certificate of Incorporation and such Bylaws.

1.5           Directors and Officers. At the Effective Time, the directors of Sub 1 immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Sub 1 immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

ARTICLE 2

CONVERSION OF SHARES

2.1           Effect on Capital Stock. By virtue of the Merger and without any action on the part of Sub 1, Parent, Sub 2 or the holders of any of Parent’s securities:

(a)          Sub 1 Common Stock. At the Effective Time, each share of common stock, par value $0.00001 per share, of Sub 1 (“Sub 1 Common Stock”) issued and outstanding, if any, immediately prior to the Effective Time, other than any shares of Sub 1 Common Stock held by Parent, shall be automatically converted into the right to receive one share of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”).

(b)          Delivery of Certificates. Promptly following the Effective Time, Parent shall deliver to each person who has become entitled to receive Parent Common Stock by virtue of the Merger, a certificate or certificates evidencing the class and number of shares of Parent Capital Stock to which such person is entitled as provided herein, in exchange for a Letter of Transmittal in the form attached hereto as Exhibit B.

(c)          Sub 2 Common Stock. At the Effective Time, each share of common stock, par value $0.00001 per share, of Sub 2 (“Sub 2 Common Stock”) issued and outstanding immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist and no consideration shall be paid therefor.

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2.2           No Further Ownership Rights in Sub 1 Common Stock. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all outstanding shares of Sub 1 Common Stock (other than any shares of Sub 1 Common Stock held by Parent) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Sub 1 Common Stock (other than any shares of Sub 1 Common Stock held by Parent) shall thereafter cease to have any rights with respect to such shares of Sub 1 Common Stock, except the rights set forth in Section 2.1 of this Agreement.

ARTICLE 3

GENERAL PROVISIONS

3.1           Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, interest and possession to all assets, properties, rights, privileges, powers and franchises of Sub 2, then Sub 1 and Parent, the officers and directors of Sub 1 and Parent are fully authorized, in the name and on behalf of Sub 2, to take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.2           Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of either Sub 2 or Parent or both.

3.3           Amendment. At any time prior to the Effective Time, this Agreement may be amended or modified by action taken by or on behalf of the respective boards of directors of the parties hereto. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

3.4           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

3.5           Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, and delivered by facsimile, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, parent, Sub 1 and Sub 2 have caused this Agreement and plan of Merger to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TARGETED GENETICS CORPORATION

By:	B.G. Susan Robinson
Name:	B.G. Susan Robinson
Title:	President & CEO

SHEFFIELD ACQUISITION 1, INC.

By:	/s/ Jeremy Curnock Cook
Name:	Jeremy Curnock Cook
Title:	President

SHEFFIELD ACQUISITION 2, INC.

By:	/s/ Jeremy Curnock Cook
Name:	Jeremy Curnock Cook
Title:	President

EXHIBIT A

CERTIFICATE OF MERGER

MERGER OF

SHEFFIELD ACQUISITION 2, INC., A DELAWARE CORPORATION WITH AND INTO

SHEFFIELD ACQUISITION 1, INC., A DELAWARE CORPORATION

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned certifies as follows concerning the merger (the “Merger”) of Sheffield Acquisition 2, Inc., a Delaware corporation, with and into Sheffield Acquisition 1, Inc., a Delaware corporation (collectively, the “Constituent Corporations”), with Sheffield Acquisition 1, Inc. as the surviving corporation (in such capacity, the “Surviving Corporation”).

1 An Agreement of Merger, dated as of November 12, 2010 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by the Constituent Corporations in accordance with Section 251 of the DGCL.

2. The name of the Surviving Corporation shall be Sheffield Acquisition 1, Inc., a Delaware corporation.

3. The Certificate of Incorporation of Sheffield Acquisition 1, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.

4. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 1100 Olive Way, Suite 100, Seattle, WA 98101.

5. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned officer of Sheffield Acquisition 1, Inc. has signed this Certificate of Merger, as of the ____ day of ______________, 2010.

SHEFFIELD ACQUISITION 1, INC.

By:
Name:
Title:

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EXHIBIT B

FORM OF LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL

Dear Sheffield Acquisition 1, Inc. Stockholder:

This letter tells you how to obtain shares of common stock of Targeted Genetics Corporation (“Targeted”) for your Sheffield Acquisition 1, Inc. (“Sheffield”) common stock in connection with the merger of a wholly-owned subsidiary of Targeted and Sheffield which was completed on __________, 2010 pursuant to the parties’ Agreement and Plan of Merger that was previously provided to you.

Please take the following steps:

1.	Complete and sign the section of this form entitled “Stockholder Information.”

2.	Mail this letter, completed and signed as instructed, to Targeted Genetics Corporation, Attention: David Poston, as indicated in the section entitled “Where To Send Completed Documents”.

Stockholder Information

Here is the information that is needed. If you have any questions about how to fill out the form, please call David Poston of Targeted at (206) 521-7881 or e-mail him at david.poston@targen.com.

Stockholder Name (please print):________________________________________________

Stockholder Signature:_______________________________________________________

Stockholder Mailing Address (this is where your Targeted common stock will be sent):

List the number of shares that you possess (use reverse of this sheet if necessary)

Number of shares of common stock of Sheffield Acquisition 1, Inc.:_______________________________

Where To Send Completed Documents

Make a copy of this Letter of Transmittal for your records, then send the signed original by overnight delivery to the following address:

Targeted Genetics Corporation

1100 Olive Way, Suite 100

Seattle, WA 98101

Attention: David Poston

You will not receive your merger consideration until this Letter of Transmittal has been received by Targeted.

Therefore, please return this letter of transmittal together with your certificate(s) as instructed above as soon as possible, preferably by overnight delivery.